EXHIBIT 10.1

FOURTH AMENDMENT
This FOURTH AMENDMENT, dated as of August 22, 2018 (this “Agreement”), to the CREDIT AGREEMENT dated as of August 16, 2016 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), is entered into by and among LEIDOS INNOVATIONS CORPORATION (f/k/a Abacus Innovations Corporation), a Delaware corporation (the “Borrower”), LEIDOS HOLDINGS, INC., a Delaware corporation (“Holdings”), the LENDERS party hereto and CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Secured Parties Collateral Agent and Non-Notes Secured Parties Collateral Agent (capitalized terms used but not defined herein have the meaning provided in the Existing Credit Agreement). Citibank, N.A., MUFG Bank, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, The Bank of Nova Scotia and Wells Fargo Securities, LLC have been appointed to act as joint lead arrangers and joint bookrunners in connection with this Agreement (in such capacities, the “Arrangers”).
W I T N E S S E T H
WHEREAS, pursuant to the Existing Credit Agreement, the Existing A5 Term Loan Lenders (as defined below) have made A5 Term Loans to the Borrower on the terms and subject to the conditions set forth therein (such A5 Term Loans, to the extent outstanding immediately prior to the Fourth Amendment Effective Date (as defined below), the “Existing A5 Term Loans”);
WHEREAS, pursuant to the Existing Credit Agreement, the Existing B Term Loan Lenders (as defined below) have made B Term Loans to the Borrower on the terms and subject to the conditions set forth therein (such B Term Loans, to the extent outstanding immediately prior to the Fourth Amendment Effective Date, the “Existing B Term Loans”);
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended (as so amended, the “Amended Credit Agreement”) to provide for:
(a)the extension of the A5 Term Loan Maturity Date and the modification of the Applicable Margin for the A5 Term Loan Facility;
(b)    the extension of the B Term Loan Maturity Date; and
(c)    the modification of certain other provisions in the Existing Credit Agreement, as provided herein;
WHEREAS, Holdings has requested certain amendments to the Credit Agreement, dated as of August 16, 2016 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Leidos Credit Agreement”), entered into by and among Holdings, Leidos, Inc., a Delaware corporation (“Leidos”), the lenders party thereto from time to time and Citibank, N.A., as Administrative Agent, Secured Parties Collateral Agent and Non-Notes Secured Parties Collateral Agent (each as defined in the Existing Leidos Credit Agreement) (such amendment, the “Concurrent Leidos Amendment”);
WHEREAS, each Lender holding Existing A5 Term Loans (each, an “Existing A5 Term Loan Lender”) that executes and delivers a signature page to this Agreement as a “Continuing A5 Term Loan Lender” (each, a “Continuing A5 Term Loan Lender”) at or prior to 5:00 p.m., New York City time, on August 20, 2018 (the “Fourth Amendment A5 Signing Date and Time”) will, in each case, have agreed to the terms of this Agreement upon the effectiveness of this Agreement on the Fourth Amendment Effective Date. Each Existing A5 Term Loan Lender that does not execute and deliver a signature page to this Agreement at or prior to the Fourth Amendment A5 Signing Date and Time (as set forth on Schedule I-A hereto, each, a “Departing A5 Term Loan Lender”), will be deemed not to have agreed to this Agreement, and will be subject to the mandatory assignment provisions of Section 2.18(b) of the Amended Credit Agreement upon the effectiveness of this Agreement on the Fourth Amendment Effective Date (it being understood that the interests, rights and obligations of the Departing A5 Term Loan Lenders under the Loan Documents will be assumed by each lender (which may be a Continuing A5 Term Loan Lender) that executes and delivers a signature page to this Agreement as a “New A5 Term Loan Lender” (each as set forth on Schedule I-B hereto, in such capacity, a “New A5 Term Loan Lender”), in each case in accordance with Section 2.18(b) of the Amended Credit Agreement and Section 2 hereof); and
WHEREAS, each Lender holding Existing B Term Loans (each, an “Existing B Term Loan Lender”) that executes and delivers a signature page to this Agreement as a “Continuing B Term Loan Lender” (each, a “Continuing B Term Loan Lender”) at or prior to 12:00 a.m., New York City time, on August 16, 2018 (the “Fourth Amendment B Signing Date and Time”) will, in each case, have agreed to the terms of this Agreement upon the effectiveness of this Agreement on the Fourth Amendment Effective Date. Each Existing B Term Loan Lender that does not execute and deliver a signature page to this Agreement at or prior to the Fourth Amendment B Signing Date and Time (each, a “Departing B Term Loan Lender”), will be deemed not to have agreed to this Agreement, and will be subject to the mandatory assignment provisions of Section 2.18(b) of the Amended Credit Agreement upon the effectiveness of this Agreement on the Fourth Amendment Effective Date (it being understood that the interests, rights and obligations of the Departing B Term Loan Lenders under the Loan Documents will be assumed by Citibank, N.A. (in such capacity, the “New B Term Loan Lender”), in each case in accordance with Section 2.18(b) of the Amended Credit Agreement and Section 2 hereof).
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1.Amendment of the Existing Credit Agreement. Effective as of the Fourth Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:
(a)    The following definitions are added in the appropriate alphabetical order to Section 1.01 of the Existing Credit Agreement:
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Fourth Amendment” shall mean that certain Fourth Amendment to this Agreement, dated as of the Fourth Amendment Effective Date, among the Borrower, Holdings, the Lenders party thereto, the Administrative Agent, the Secured Parties Collateral Agent and the Non-Notes Secured Parties Collateral Agent.
“Fourth Amendment Effective Date” means August 22, 2018.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
(b)    The definition of “A3 Term Loan” in the Existing Credit Agreement is hereby amended by adding the following sentence after the last sentence of such definition:
“The aggregate principal amount of the A3 Term Loans as of the Fourth Amendment Effective Date is $0.”
(c)    The definition of “A5 Term Loan” in the Existing Credit Agreement is hereby amended by adding the following sentence after the last sentence of such definition:
“The aggregate principal amount of A5 Term Loans as of the Fourth Amendment Effective Date is $265,406,291.40.”
(d)    The definition of “Applicable Margin” in the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Applicable Margin” means, (1) with respect to any B Term Loan (x) in the case of Eurocurrency Rate Loans, (i) 2.75% per annum (for any day prior to the First Amendment Effective Date), (ii) 2.25% per annum (for any day on or after the First Amendment Effective Date but prior to the Second Amendment Restatement Date), (iii) 2.00% per annum (for any day on or after the Second Amendment Restatement Date but prior to the Third Amendment Effective Date) and (iv) 1.75% per annum (for any day on or after the Third Amendment Effective Date) and (y) in the case of Base Rate Loans, (i) 1.75% per annum (for any day prior to the First Amendment Effective Date), (ii) 1.25% per annum (for any day on or after the First Amendment Effective Date but prior to the Second Amendment Restatement Date), (iii) 1.00% per annum (for any day on or after the Second Amendment Restatement Date but prior to the Third Amendment Effective Date) and (iv) 0.75% per annum (for any day on or after the Third Amendment Effective Date) and (2) with respect to any A3 Term Loan or any A5 Term Loan (a) at any time prior to the date on which the financial statements and accompanying Compliance Certificate for the first full fiscal quarter of Holdings ending after the Closing Date are delivered pursuant to Section 5.08(a) or (b), as applicable, (x) in the case of Eurocurrency Rate Loans, 2.25% per annum and (y) in the case of Base Rate Loans, 1.25% per annum, (b) for any day thereafter but prior to the Second Amendment Restatement Date, the percentage per annum set forth in the table below titled “Pre-Second Amendment A3 Term Loan or A5 Term Loan”, in each case, under the appropriate caption determined by reference to the Senior Secured Leverage Ratio at the end of the most recent fiscal quarter of Holdings (subject to the penultimate paragraph of this definition), (c) for any day on or following the Second Amendment Restatement Date but prior to the Fourth Amendment Effective Date, the percentage per annum set forth in the table below titled “Pre-Fourth Amendment A3 Term Loan or A5 Term Loan, No Lien Suspension Period”, in each case, under the appropriate caption determined by reference to the Senior Secured Leverage Ratio at the end of the most recent fiscal quarter of Holdings (subject to the penultimate paragraph of this definition), (d) for any day on or following the Fourth Amendment Effective Date, other than during a Lien Suspension Period, the percentage per annum set forth in the table below titled “Post-Fourth Amendment A5 Term Loan, No Lien Suspension Period”, in each case, under the appropriate caption determined by reference to the Senior Secured Leverage Ratio at the end of the most recent fiscal quarter of Holdings (subject to the penultimate paragraph of this definition), or (e) for any day on or following the Fourth Amendment Effective Date during a Lien Suspension Period, the percentage per annum set forth in the table below titled “Post-Fourth Amendment A5 Term Loan, Lien Suspension Period”, in each case, under the appropriate caption determined by reference to the corporate credit rating or corporate family rating, as applicable (each, a “Corporate Rating”), with respect to Holdings and the Subsidiaries on a consolidated basis by S&P or Moody’s, respectively on such date (subject to the last paragraph of this definition):

Pre-Second Amendment A3 Term Loan or A5 Term Loan
Pricing Level	Senior Secured Leverage Ratio	Applicable Margin for Eurocurrency Rate Loans	Applicable Margin for Base Rate Loans
I	Less than 2.25 to 1.00	1.750%	0.750%
II	Greater than or equal to 2.25 to 1.00, but less than 2.75 to 1.00	2.000%	1.000%
III	Greater than or equal to 2.75 to 1.00	2.250%	1.250%
Pre-Fourth Amendment A3 Term Loan or A5 Term Loan, No Lien Suspension Period
Pricing Level	Senior Secured Leverage Ratio	Applicable Margin for Eurocurrency Rate Loans	Applicable Margin for Base Rate Loans
I	Less than 2.25 to 1.00	1.500%	0.500%
II	Greater than or equal to 2.25 to 1.00, but less than 2.75 to 1.00	1.750%	0.750%
III	Greater than or equal to 2.75 to 1.00	2.000%	1.000%
Post-Fourth Amendment A5 Term Loan, No Lien Suspension Period
Pricing Leve;	Senior Secured Leverage Ratio	Applicable Margin for Eurocurrency Rate Loans	Applicable Margin for Base Rate Loans
I	Less than 1.75 to 1.00	1.250%	0.250%
II	Greater than or equal to 1.75 to 1.00, but less than 2.25 to 1.00	1.500%	0.500%
III	Greater than or equal to 2.25 to 1.00, but less than 2.75 to 1.00	1.750%	0.750%
IV	Greater than or equal to 2.75 to 1.00	2.000%	1.000%
Post-Fourth Amendment A5 Term Loan, Lien Suspension Period
Pricing Level	Corporate Ratings	Applicable Margin for Eurocurrency Rate Loans	Applicable Margin for Base Rate Loans
I	A3/A- (or equivalent) or better	1.000%	0.000%
II	Baa1/BBB+ (or equivalent)	1.125%	0.125%
III	Baa2/BBB (or equivalent)	1.250%	0.250%
IV	Baa3/BBB- (or equivalent) or worse	1.500%	0.500%

The Applicable Margin with respect to any A3 Term Loan and any A5 Term Loan, other than for any day during a Lien Suspension Period, shall be re-determined quarterly on the first Business Day following the date of delivery to the Agent of the calculation of the Senior Secured Leverage Ratio based on the financial statements and the accompanying Compliance Certificate required to be delivered pursuant to Section 5.08(a) or (b), as applicable. If the Agent has not received such financial statements and the accompanying Compliance Certificate setting forth such calculation when due pursuant to Section 5.08(a) or (b), as applicable, the Applicable Margin (in the case of any A3 Term Loan or any A5 Term Loan) shall be determined as if the highest Pricing Level of the applicable table above shall have applied until the first Business Day after the date of delivery of such financial statements and the accompanying Compliance Certificate setting forth such calculation to Agent. At any time upon the occurrence and during the continuance of any Event of Default, the Applicable Margin (in the case of any A3 Term Loan or any A5 Term Loan) shall be set at the highest Pricing Level of the applicable table above. In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.08(a) or (b), as applicable, is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin (in the case of any A3 Term Loan or any A5 Term Loan) for any period (a “Margin Applicable Period”) than the Applicable Margin actually applied for such Margin Applicable Period, then (i) the Borrower shall promptly upon becoming aware of any such inaccuracy deliver to the Agent a corrected Compliance Certificate for such Margin Applicable Period and (ii) the Borrower shall promptly pay to the Agent the accrued additional amounts owing as a result of such increased Applicable Margin for such Margin Applicable Period.
For purposes of determining the Applicable Margin during a Lien Suspension Period, if either Moody’s or S&P shall not have in effect a Corporate Rating of Holdings and the Subsidiaries on a consolidated basis (other than by reason of the circumstances referred to in the last sentence of this definition), then the Borrower and the Lenders shall negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a Corporate Rating in effect, and pending the effectiveness of such amendment, the Applicable Margin shall be determined by reference to the available Corporate Rating; (b) if the Corporate Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Pricing Levels, the Applicable Margin shall be based on the higher of the two Corporate Ratings, unless one of the two ratings is two Pricing Levels lower than the other, in which case the Applicable Margin shall be determined by reference to the Pricing Level next below that of the higher of the two Corporate Ratings; and (c) if the Corporate Rating established or deemed to have been established by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin based on the Corporate Ratings shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend the definition of “Applicable Margin” to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the Corporate Rating most recently in effect prior to such change or cessation.”
(e)    The definition of “B Term Loan” in the Existing Credit Agreement is hereby amended by adding the following sentence after the last sentence of such definition:
“The aggregate principal amount of B Term Loans as of the Fourth Amendment Effective Date is $1,108,864,251.87.”
(f)    The parenthetical in the definition of “Excess Cash Flow Percentage” in the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(or, if the Senior Secured Leverage Ratio as of the last day of the applicable fiscal year shall have been equal to or less than 2.00 to 1.00, 0%)”
(g)    The definition of “Incremental Facility Amount” in the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Incremental Facility Amount” means, at any time, the amount equal to the sum of (i) the excess, if any, of (a) $1,200,000,000 over (b) the sum of (x) the aggregate amount of all Incremental Term Commitments established prior to such time pursuant to Section 2.23 and all Incremental Equivalent Debt incurred prior to such time pursuant to Section 6.09(o) plus (y) the aggregate amount of “Incremental Commitments” (under and as defined in the Leidos Credit Agreement) established prior to such time pursuant to Section 2.23 of the Leidos Credit Agreement (or any comparable successor provision in the case of a refinancing or other replacement thereof) and (without duplication of clause (x) above) any Incremental Equivalent Debt (as defined in the Leidos Credit Agreement) incurred prior to such time pursuant to Section 6.09(o) of the Leidos Credit Agreement (such amount under this clause (i), the “Incremental Fixed Amount”), and (ii) an unlimited amount, so long as, for the purposes of this clause (ii), after giving pro forma effect to the incurrence or issuance of any such Incremental Term Loans or Incremental Equivalent Debt and the pro forma adjustments described in Section 1.07 (calculated (x) without giving effect to any amount incurred simultaneously under the Incremental Fixed Amount or the “Incremental Fixed Amount” (under and as defined in the Leidos Credit Agreement (or any comparable successor provision in the case of a refinancing or other replacement thereof)) and (y) as if any Incremental Revolving Credit Commitment (under and as defined in the Leidos Credit Agreement (or any comparable successor provision in the case of a refinancing or other replacement thereof)) being incurred thereunder were fully drawn on the effective date thereof), the Senior Secured Leverage Ratio at the end of the most recent fiscal quarter of Holdings is equal to or less than 3.00 to 1.00 (the amount under this clause (ii), the “Incremental Ratio Amount”). When calculating the Incremental Facility Amount, the Borrower may utilize capacity available under both the Incremental Fixed Amount and the Incremental Ratio Amount in the same transaction and, absent direction from the Borrower, if amounts are available under both the Incremental Fixed Amount and the Incremental Ratio Amount, the Borrower will be deemed to have first utilized amounts permitted under the Incremental Ratio Amount to the extent compliant therewith before any utilization of amounts permitted under the Incremental Fixed Amount.”
(h)    The second sentence of the definition of “Interest Period” in the Existing Credit Agreement is hereby amended by amending and restating the first parenthetical phrase set forth therein in its entirety to read as follows:
“(or, (i) with respect to the Interest Period commencing on the Closing Date, the period from the Closing Date to August 31, 2016, (ii) with respect to the Interest Period for the B Term Loan commencing on the First Amendment Effective Date, the period from the First Amendment Effective Date to February 28, 2017, (iii) with respect to the Interest Period for the A3 Term Loan, A5 Term Loan or the B Term Loan commencing on the Second Amendment Restatement Date, the period from the Second Amendment Restatement Date to August 31, 2017, (iv) with respect to the Interest Period for the B Term Loan commencing on the Third Amendment Effective Date, the period from the Third Amendment Effective Date to March 29, 2018 and (v) with respect to the Interest Period for the A5 Term Loan and the B Term Loan commencing on the Fourth Amendment Effective Date, the period from the Fourth Amendment Effective Date to August 31, 2018)”
(i)    The definition of “Leverage Ratio” in the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) the amount equal to the Funded Debt on such date minus the lesser of (i) $350,000,000 and (ii) the unrestricted cash and Cash Equivalents of Holdings and the Restricted Subsidiaries on such date, to (b) EBITDA for the most recently ended Test Period.”
(j)    The definition of “Permitted Receivables Facility” in the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Permitted Receivables Facility” means one or more facilities or individual transactions consisting of the transfer on one or more occasions by Holdings or any of the Subsidiaries (including through a Receivables Subsidiary) to any third-party buyer, purchaser or lender of interests in accounts receivable (including collections thereof and any related assets), so long as the aggregate outstanding principal amount of Indebtedness incurred pursuant to such facilities or transactions shall not exceed $400,000,000 at any one time; provided that (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by Holdings or any of the Restricted Subsidiaries except as permitted by the following clause (b), (b) there shall be no recourse or obligation to Holdings or any of the Restricted Subsidiaries whatsoever other than pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with such Permitted Receivables Facility that in the reasonable opinion of Holdings are customary for securitization transactions and (c) neither Holdings nor any of the Restricted Subsidiaries shall have provided, either directly or indirectly, any credit support of any kind in connection with such Permitted Receivables Facility other than as set forth in clause (b) of this definition.”
(k)    The definition of “Receivables Subsidiary” in the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Receivables Subsidiary” means a special purpose entity established as a “bankruptcy remote” Subsidiary for the purpose of acquiring accounts receivable (including collections thereof and any related assets) in connection with any Permitted Receivables Facility, which shall engage in no operations or activities other than those related to such Permitted Receivables Facility.”
(l)    The definition of “Senior Secured Leverage Ratio” in the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Senior Secured Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Total Senior Secured Debt minus the lesser of (i) $350,000,000 and (ii) the unrestricted cash and Cash Equivalents of Holdings and the Restricted Subsidiaries on such date, to (b) EBITDA for the most recently ended Test Period.”
(m)    The definition of “Term Loan” in the Existing Credit Agreement is hereby amended by adding the following sentence after the last sentence of such definition:
“The aggregate principal amount Term Loans as of the Fourth Amendment Effective Date is $1,374,270,543.27.”
(n)    The definition of “Term Loan Maturity Date” in the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Term Loan Maturity Date” means (I) except as otherwise provided in clause (II) below, (A) with respect to the A3 Term Loans, the third anniversary of the Closing Date (the “A3 Term Loan Maturity Date”), (B) with respect to the A5 Term Loans, the fifth anniversary of the Fourth Amendment Effective Date (the “A5 Term Loan Maturity Date”), or (C) with respect to the B Term Loans, the seventh anniversary of the Fourth Amendment Effective Date (the “B Term Loan Maturity Date”) or (II) solely with respect to any applicable Extended Term Loans, the final maturity date applicable thereto as specified in the applicable Term Loan Extension Request accepted by the respective Lender or Lenders.”
(o)    The definition of “Unrestricted Subsidiary” in the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Unrestricted Subsidiary” means (i) any Subsidiary (other than the Borrower or Leidos) designated as such in accordance with Section 6.13, (ii) any Subsidiary of such designated Subsidiary and (iii) any Receivables Subsidiary; provided that in order to continue to qualify as an Unrestricted Subsidiary, (A) at no time shall any creditor of any such Subsidiary have any claim (whether pursuant to a guarantee, by operation of law or otherwise) against Holdings or any Restricted Subsidiary in respect of any Indebtedness or other obligation of any such Subsidiary (other than, in the case of the Receivables Subsidiary, as contemplated in the definition of “Permitted Receivables Facility”) and (B) at no time shall Holdings, the Borrower or any other Restricted Subsidiary have any direct or indirect obligation to subscribe for additional Equity Interests of such Subsidiary.”
(p)    Section 1.07(d) of the Existing Credit Agreement is hereby amended by adding the following proviso at the end thereof:
“; provided that, for the purposes of any such pro forma calculation of the Leverage Ratio and/or the Senior Secured Leverage Ratio in connection with the incurrence of any Indebtedness, any cash proceeds received by Holdings or any of the Restricted Subsidiaries from such incurrence (or any other substantially simultaneous incurrence) shall not be included as “unrestricted cash and Cash Equivalents of Holdings and the Restricted Subsidiaries” for purposes of such calculation.”
(q)    Section 2.02(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Each Borrowing shall be made on notice, given not later than (x) noon (New York City time) on the third Business Day (in the case of the proposed Borrowing to be made on the Closing Date, 9:00 A.M. (New York City time) one Business Day (or such shorter period as is approved by the Agent)) prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Loans or (y) noon (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Loans, by the Borrower to the Agent, which shall give to each Appropriate Lender prompt notice thereof by fax or e-mail. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or fax in substantially the form of Exhibit B hereto (or in such other form as may be acceptable to the Agent), specifying therein the requested (i) date and Facility of such Borrowing, (ii) Type of Loans comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurocurrency Rate Loans, initial Interest Period. Each Appropriate Lender shall (1) before noon (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Eurocurrency Rate Loans and (2) before 2:00 P.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Base Rate Loans, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent’s address referred to in Section 9.02 or at the applicable Payment Office, as the case may be. Notwithstanding any other provision contained herein to the contrary, the last day of each Interest Period in effect with respect to each B Term Loan outstanding immediately prior to (w) the First Amendment Effective Date shall be deemed to be the First Amendment Effective Date, and on the First Amendment Effective Date, the Borrower shall pay interest on the unpaid principal amount of each B Term Loan that is accrued and unpaid through but excluding the First Amendment Effective Date at the rate per annum applicable to such Interest Period under Section 2.07(a)(i) or 2.07(a)(ii), as applicable, (x) the Second Amendment Restatement Date shall be deemed to be the Second Amendment Restatement Date, and on the Second Amendment Restatement Date, the Borrower shall pay interest on the unpaid principal amount of each B Term Loan that is accrued and unpaid through but excluding the Second Amendment Restatement Date at the rate per annum applicable to such Interest Period under Section 2.07(a)(i) or 2.07(a)(ii), as applicable, (y) the Third Amendment Effective Date shall be deemed to be the Third Amendment Effective Date, and on the Third Amendment Effective Date, the Borrower shall pay interest on the unpaid principal amount of each B Term Loan that is accrued and unpaid through but excluding the Third Amendment Effective Date at the rate per annum applicable to such Interest Period under Section 2.07(a)(i) or 2.07(a)(ii), as applicable, and (z) the Fourth Amendment Effective Date shall be deemed to be the Fourth Amendment Effective Date, and on the Fourth Amendment Effective Date, the Borrower shall pay interest on the unpaid principal amount of each B Term Loan that is accrued and unpaid through but excluding the Fourth Amendment Effective Date at the rate per annum applicable to such Interest Period under Section 2.07(a)(i) or 2.07(a)(ii), as applicable. Each B Term Loan outstanding as of (A) the First Amendment Effective Date will be deemed continued on the First Amendment Effective Date as a B Term Loan with an initial Interest Period as set forth on the notice of continuation attached as Exhibit A to the First Amendment, (B) the Second Amendment Restatement Date will be deemed continued on the Second Amendment Restatement Date as a B Term Loan with an initial Interest Period as set forth on the notice of continuation attached as Exhibit A to the Second Amendment, (C) the Third Amendment Effective Date will be deemed continued on the Third Amendment Effective Date as a B Term Loan with an initial Interest Period as set forth on the notice of continuation attached as Exhibit A to the Third Amendment and (D) the Fourth Amendment Effective Date will be deemed continued on the Fourth Amendment Effective Date as a B Term Loan with an initial Interest Period as set forth on the notice of continuation attached as Exhibit A to the Fourth Amendment. Notwithstanding any other provision contained herein to the contrary, (y) the last day of each Interest Period in effect with respect to each A3 Term Loan and A5 Term Loan outstanding immediately prior to the Second Amendment Restatement Date shall be deemed to be the Second Amendment Restatement Date, and on the Second Amendment Restatement Date, the Borrower shall pay interest on the unpaid principal amount of each A3 Term Loan and A5 Term Loan that is accrued and unpaid through but excluding the Second Amendment Restatement Date at the rate per annum applicable to such Interest Period under Section 2.07(a)(i) or 2.07(a)(ii), as applicable, and (z) the last day of each Interest Period in effect with respect to each A5 Term Loan outstanding immediately prior to the Fourth Amendment Effective Date shall be deemed to be the Fourth Amendment Effective Date, and on the Fourth Amendment Effective Date, the Borrower shall pay interest on the unpaid principal amount of each A5 Term Loan that is accrued and unpaid through but excluding the Fourth Amendment Effective Date at the rate per annum applicable to such Interest Period under Section 2.07(a)(i) or 2.07(a)(ii), as applicable. Each A3 Term Loan or A5 Term Loan outstanding as of the Second Amendment Restatement Date will be deemed continued on the Second Amendment Restatement Date as an A3 Term Loan or A5 Term Loan, as applicable, with an initial Interest Period as set forth on the notice of continuation attached as Exhibit A to the Second Amendment. Each A5 Term Loan outstanding as of the Fourth Amendment Effective Date will be deemed continued on the Fourth Amendment Effective Date as an A5 Term Loan with an initial Interest Period as set forth on the notice of continuation attached as Exhibit A to the Fourth Amendment.”
(r)    Section 2.06(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“A5 Term Loans. The Borrower shall repay to the Agent for the ratable benefit of the A5 Term Loan Lenders the aggregate principal amount of the A5 Term Loans outstanding on the following dates in an amount (subject to reduction, if applicable, as a result of the application of prepayments made after the Fourth Amendment Effective Date in the manner required by Section 2.10(b)(vi)) equal to the percentage set forth below opposite such dates of the aggregate principal amount of the A5 Term Loans outstanding on the Fourth Amendment Effective Date (which is acknowledged as being $265,406,291.40); provided that all A5 Term Loans outstanding on the A5 Term Loan Maturity Date shall be payable in full on the A5 Term Loan Maturity Date:

Date	Repayment Percentage
September 30, 2018	1.250%
December 31, 2018	1.250%
March 31, 2019	1.250%
June 30, 2019	1.250%
September 30, 2019	1.250%
December 31, 2019	1.250%
March 31, 2020	1.250%
June 30, 2020	1.250%
September 30, 2020	1.250%
December 31, 2020	1.250%
March 31, 2021, and the last day of each subsequent calendar quarter ending thereafter and prior to the fifth anniversary of the Fourth Amendment Effective Date	2.500%”

(s)    Section 2.06(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“B Term Loans. The Borrower shall repay to the Agent for the ratable benefit of the B Term Loan Lenders the aggregate principal amount of the B Term Loans outstanding on the following dates in an amount (subject to reduction, if applicable, as a result of the application of prepayments made after the Fourth Amendment Effective Date in the manner required by Section 2.10(b)(vi)) equal to the percentage set forth below opposite such dates of the aggregate principal amount of the B Term Loans outstanding on the Fourth Amendment Effective Date (which is acknowledged as being $1,108,864,251.87); provided that all B Term Loans outstanding on the B Term Loan Maturity Date shall be payable in full on the B Term Loan Maturity Date:

Date	Repayment Percentage
September 30, 2018, and the last day of each subsequent calendar quarter ending thereafter and prior to the seventh anniversary of the Fourth Amendment Effective Date	0.250%”

(t)    Section 2.08 is hereby amended by adding the following clause (g) to the end thereof:
“(g) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (f) of this Section 2.08 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (f) of this Section 2.08 have not arisen but the supervisor for the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over such supervisor or the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time and the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be necessary or appropriate to give effect to such new rate of interest (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 9.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Lenders object to such amendment. If an alternate rate of interest is to be established in accordance with this Section 2.08(g), then until such new rate of interest is established (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.08(g), only to the extent the LIBOR Rate for such Interest Period is not available or published at such time on a current basis), any notice of Conversion that requests the Conversion of any Loan to, or continuation of any Loan as, a Eurocurrency Rate Loan shall be ineffective (and any Eurocurrency Rate Loan at the end of the applicable Interest Period shall automatically be Converted to a Base Rate Loan); provided that, if such alternate rate of interest shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.”
(u)    Section 2.10(a)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“If a Repricing Event occurs (A) prior to the date that is six months after the Closing Date, (B) after the First Amendment Effective Date and prior to the date that is six months after the First Amendment Effective Date, (C) after the Second Amendment Restatement Date and prior to the date that is six months after the Second Amendment Restatement Date, (D) after the Third Amendment Effective Date and prior to the date that is six months after the Third Amendment Effective Date, or (E) after the Fourth Amendment Effective Date and prior to the date that is six months after the Fourth Amendment Effective Date, the Borrower shall pay to the Agent, for the ratable account of each B Term Loan Lender (including each B Term Loan Lender that is a Non-Approving Lender (if any) in the case of a Repricing Event under clause (ii) of the definition thereof) on the date of such Repricing Event, a prepayment premium in an amount equal to 1.00% of the aggregate principal amount of B Term Loans prepaid, repaid or assigned in connection with such Repricing Event.”
(v)    Section 2.10(b)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“No later than three Business Days after the date on which the financial statements with respect to each fiscal year are required to be delivered pursuant to Section 5.08(b) (commencing with the fiscal year of Holdings ending on or about December 31, 2017), the Borrower shall (subject to Section 2.10(b)(ix) below) prepay outstanding Term Loans and Leidos Term Loans in accordance with Section 2.10(b)(vi) in an aggregate principal amount equal to the lesser of (I) the excess, if any, of (A) the Excess Cash Flow Percentage of Excess Cash Flow for such fiscal year then ended minus (B) any optional prepayments of Term Loans pursuant to Section 2.10(a) and Leidos Loans (but in the case of any Leidos Loans that are Revolving Credit Loans (as defined in the Leidos Credit Agreement) solely to the extent accompanied by a corresponding permanent reduction of the Revolving Credit Commitments (as defined in the Leidos Credit Agreement)) pursuant to Section 2.10(a) (or any comparable successor provision) of the Leidos Credit Agreement, in each case made during such fiscal year, or in the immediately following fiscal year but before the making of any prepayment required in respect of such fiscal year pursuant to this Section 2.10(b)(iii), but in each case only to the extent that (i) such prepayments do not occur in connection with a refinancing of all or any portion of such Term Loans or Leidos Loans and (ii) such prepayment was not previously applied to reduce the amount of any prepayment required by this Section 2.10(b)(iii) in respect of a prior fiscal year and (II) the amount necessary to cause the Senior Secured Leverage Ratio as of the last day of such fiscal year of Holdings (recomputed to give pro forma effect to the prepayment under this clause (II) then contemplated and giving rise to the need to calculate such ratio, other than any prepayment to be funded with the proceeds of secured indebtedness) to be no greater than 2.00 to 1.00.”
(w)    The first sentence of Section 2.10(b)(v) of the Existing Credit Agreement is hereby amended by adding the following proviso to the end thereof:
“; provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the above reference to “100%” shall be (x) reduced to 50% if, after giving pro forma effect to such Asset Sale, the use of proceeds therefrom and the pro forma adjustments described in Section 1.07, the Senior Secured Leverage Ratio at the end of the most recent fiscal quarter of Holdings would be equal to or less than 2.75 to 1.00, but greater than 2.00 to 1.00 and (y) reduced to 0% if, after giving pro forma effect to such Asset Sale, the use of proceeds therefrom and the pro forma adjustments described in Section 1.07, the Senior Secured Leverage Ratio at the end of the most recent fiscal quarter of Holdings would be equal to or less than 2.00 to 1.00.”
(x)    Subclause (B) of clause (ii) of the proviso in Section 6.08(j) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(B) at the option of the Borrower, at the time of the consummation of such transaction, or at the time the acquisition agreement for such Permitted Acquisition is entered into, the Senior Secured Leverage Ratio (or, during a Lien Suspension Period, the Leverage Ratio) at the end of the most recent fiscal quarter of Holdings, after giving pro forma effect to such transaction and the pro forma adjustments described in Section 1.07, is equal to or less than 3.50 to 1.00.”
(y)    Section 6.08 of the Existing Credit Agreement is hereby amended by adding a new clause (y) thereto that reads as follows:
“(y) Investments in a Receivables Subsidiary in connection with a Permitted Receivables Facility.”
(z)    Section 6.09(y) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“[reserved]; and”
(aa)    Section 6.14 of the Existing Credit Agreement is hereby amended by adding a new clause (q) thereto that reads as follows:
“(q) transactions entered into in connection with any Permitted Receivables Facility.”
(bb)    The second sentence of Section 9.05 of the Existing Credit Agreement is hereby amended by adding the following proviso to the end thereof:
“; provided, that such setoff rights against obligations under this Agreement shall not apply in the case of amounts owed by a Lender or any of its Affiliates in respect of any assets sold to a Receivables Subsidiary.”
(cc)    Article IX of the Existing Credit Agreement is hereby amended by adding the following Section 9.20 to the end thereof:
“SECTION 9.20 Certain ERISA Matters.
(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).”
SECTION 2.    Transactions on the Fourth Amendment Effective Date.
(a)    A5 Term Loan Lenders and Existing A5 Term Loans.
(i)    Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, on the Fourth Amendment Effective Date, (A) each New A5 Term Loan Lender shall become, and each Continuing A5 Term Loan Lender shall continue to be, an “A5 Term Loan Lender” and a “Lender” under the Amended Credit Agreement and (B) each New A5 Term Loan Lender shall have, and each Continuing A5 Term Loan Lender shall continue to have, all the rights and obligations of an “A5 Term Loan Lender” and a “Lender” holding an A5 Term Loan under the Amended Credit Agreement.
(ii)    On the Fourth Amendment Effective Date, each (x) Departing A5 Term Loan Lender and (y) Continuing A5 Term Loan Lender with respect to which the aggregate principal amount of Existing A5 Term Loans held by it immediately prior to the Fourth Amendment Effective Date is greater than the amount set forth opposite its name on Schedule I-B hereof (such Continuing A5 Term Loan Lender, a “Decreasing A5 Term Loan Lender” and the difference in such amounts, such Decreasing A5 Term Loan Lender’s “A5 Decrease Amount”) shall be deemed to have assigned and delegated its Existing A5 Term Loans (in the case of a Departing A5 Term Loan Lender) or its A5 Decrease Amount of its Existing A5 Term Loans (in the case of a Decreasing A5 Term Loan Lender), together with all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11 or 2.14 of the Existing Credit Agreement) and obligations under the Loan Documents in respect thereof, at a purchase price equal to the par principal amount of such Loans (the “A5 Purchase Price”), and each New A5 Term Loan Lender shall be deemed to have assumed and accepted the proportionate part of the Existing A5 Term Loans of the Departing A5 Term Loan Lenders and the A5 Decrease Amounts of the Existing A5 Term Loans of the Decreasing A5 Term Loan Lenders to such extent as shall be necessary in order that, after giving effect to all such assignments and delegations, each Continuing A5 Term Loan Lender and New A5 Term Loan Lender shall hold Existing A5 Term Loans in an aggregate principal amount that is equal to the amount set forth opposite its name on Schedule I-B hereto and each Departing A5 Term Loan Lender shall hold no Existing A5 Term Loans (it being understood that the aggregate amount of all such Existing A5 Term Loans so assigned and delegated is $4,979,697.88). Each New A5 Term Loan Lender shall be deemed to have assumed a percentage of the Existing A5 Term Loans of each Departing A5 Term Loan Lender and a percentage of the A5 Decrease Amount of the Existing A5 Term Loans of each Decreasing A5 Term Loan Lender that is equal to (A) the aggregate principal amount of the Existing A5 Term Loans of all the Departing A5 Term Loan Lenders and the aggregate principal amount of the A5 Decrease Amounts of the Existing A5 Term Loans of all Decreasing A5 Term Loan Lenders that, in each case, will be assumed by such New A5 Term Loan Lender divided by (B) the sum of (a) the aggregate principal amount of the Existing A5 Term Loans of all Departing A5 Term Loan Lenders and (b) the aggregate principal amount of the A5 Decrease Amounts of the Existing A5 Term Loans of all Decreasing A5 Term Loan Lenders. Upon payment to a Departing A5 Term Loan Lender of (I) the A5 Purchase Price with respect to its Existing A5 Term Loans from the Administrative Agent (on behalf of the New A5 Term Loan Lenders) and (II) accrued and unpaid interest and fees (if any) in respect of its Existing A5 Term Loans through but excluding the Fourth Amendment Effective Date and all other amounts payable to it as of the Fourth Amendment Effective Date under the Loan Documents in respect of its Existing A5 Term Loans and other interests assigned by it under this Section 2(a)(ii) (including any amounts due under Section 9.04(f) of the Existing Credit Agreement that are payable as of the Fourth Amendment Effective Date) from the Borrower (and without the requirement of any further action on the part of such Departing A5 Term Loan Lender), such Departing A5 Term Loan Lender shall cease to be a party to the Existing Credit Agreement with respect to the Existing A5 Term Loans (and its interests, rights and obligations in respect thereof) deemed assigned by it under this Section 2(a)(ii). Upon payment to a Decreasing A5 Term Loan Lender of (I) the A5 Purchase Price with respect to its A5 Decrease Amount of its Existing A5 Term Loans from the Administrative Agent (on behalf of the New A5 Term Loan Lenders) and (II) accrued and unpaid interest and fees (if any) in respect of its A5 Decrease Amount of its Existing A5 Term Loans through but excluding the Fourth Amendment Effective Date and all other amounts payable to it as of the Fourth Amendment Effective Date under the Loan Documents in respect of its A5 Decrease Amount of its Existing A5 Term Loans and other interests assigned by it under this Section 2(a)(ii) (including any amounts due under Section 9.04(f) of the Existing Credit Agreement that are payable as of the Fourth Amendment Effective Date) from the Borrower (and without the requirement of any further action on the part of such Decreasing A5 Term Loan Lender), such Decreasing A5 Term Loan Lender shall cease to be a party to the Existing Credit Agreement with respect to its A5 Decrease Amount of its Existing A5 Term Loans (and its interests, rights and obligations in respect thereof) deemed assigned by it under this Section 2(a)(ii). Each New A5 Term Loan Lender shall make the payment for the assumption deemed made by it pursuant to this Section 2(a)(ii) by wire transfer on the Fourth Amendment Effective Date of immediately available funds to the Administrative Agent in an amount equal to the A5 Purchase Price applicable to the Existing A5 Term Loans assumed by it pursuant to this Section 2(a)(ii), and the Administrative Agent will promptly distribute, by remitting in like funds, such amounts received by it to the Departing A5 Term Loan Lenders and Decreasing A5 Term Loan Lenders in accordance with their interests therein.
(b)    B Term Loan Lenders and Existing B Term Loans.
(i)    Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, on the Fourth Amendment Effective Date, (A) the New B Term Loan Lender shall become, and each Continuing B Term Loan Lender shall continue to be, a “B Term Loan Lender” and a “Lender” under the Amended Credit Agreement and (B) the New B Term Loan Lender shall have, and each Continuing B Term Loan Lender shall continue to have, all the rights and obligations of a “B Term Loan Lender” and a “Lender” holding a B Term Loan under the Amended Credit Agreement.
(ii)    On the Fourth Amendment Effective Date, pursuant to Section 2.18(b) of the Amended Credit Agreement, each Departing B Term Loan Lender shall be deemed to have assigned and delegated its Existing B Term Loans, together with all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11 or Section 2.14 of the Existing Credit Agreement) and obligations under the Loan Documents in respect thereof, to the New B Term Loan Lender at a purchase price equal to the par principal amount of such Loans (the “TLB Purchase Price”), and the New B Term Loan Lender shall be deemed to have assumed and accepted the aggregate principal amount of such Existing B Term Loans deemed assigned by such Departing B Term Loan Lenders; it being understood and agreed that the aggregate principal amount of all such Existing B Term Loans so assigned and delegated is $191,321,355.04. Upon payment to a Departing B Term Loan Lender of (I) the TLB Purchase Price with respect to its Existing B Term Loans from the New B Term Loan Lender and (II) accrued and unpaid interest and fees (if any) in respect of its Existing B Term Loans through but excluding the Fourth Amendment Effective Date and all other amounts payable to it as of the Fourth Amendment Effective Date under the Loan Documents in respect of its Existing B Term Loans and other interests assigned by it under this Section 2(b)(ii) (including any amounts due under Section 9.04(f) of the Existing Credit Agreement that are payable as of the Fourth Amendment Effective Date) from the Borrower (and without the requirement of any further action on the part of such Departing B Term Loan Lender), such Departing B Term Loan Lender shall cease to be a party to the Existing Credit Agreement with respect to the Existing B Term Loans (and its interests, rights and obligations in respect thereof) deemed assigned by it under this Section 2(b)(ii).
(c)    The Borrower shall be deemed to have given notice to the Administrative Agent, each Departing B Term Loan Lender and each Departing A5 Term Loan Lender as required by Section 2.18(b) of the Existing Credit Agreement.
(d)    Each New A5 Term Loan Lender and the New B Term Loan Lender, by delivering its signature page to this Agreement and assuming Existing A5 Term Loans or Existing B Term Loans, as applicable, hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, (i) the amendment of the Existing Credit Agreement provided for herein and (ii) each Loan Document and each other document required to be approved by any Agent, the Required Lenders or any other Lenders, as applicable, on the Fourth Amendment Effective Date (and after giving effect to the amendment of the Existing Credit Agreement provided for in this Agreement).
(e)    The Agent, by delivering its signature page to this Agreement, consents to this Agreement, the transactions contemplated hereby and the amendment of the Existing Credit Agreement effected hereby.
(f)    Each New A5 Term Loan Lender and each Continuing A5 Term Loan Lender consents to the allocations set forth on Schedule I-B.
(g)    For purposes of clarity, (i) all Existing A5 Term Loans shall continue to be outstanding as A5 Term Loans under the Amended Credit Agreement on and after the Fourth Amendment Effective Date and (ii) all Existing B Term Loans shall continue to be outstanding as B Term Loans under the Amended Credit Agreement on and after the Fourth Amendment Effective Date, in each case, subject to the terms of the Amended Credit Agreement.
SECTION 3.    Conditions to Effectiveness of Agreement. The amendment of the Existing Credit Agreement and associated provisions set forth herein shall become effective as of the first date on which the following occur or have been waived in accordance with Section 9.01 of the Existing Credit Agreement (the “Fourth Amendment Effective Date”):
(a)    The Administrative Agent shall have received duly executed counterparts of this Agreement from (A) the Borrower, (B) Holdings, (C) Lenders constituting the Required Lenders, (D) each Continuing A5 Term Lender and each New A5 Term Loan Lender, (E) each Continuing B Term Lender and the New B Term Loan Lender and (F) the Agent.
(b)    The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each of the Borrower and Holdings, in each case, dated the Fourth Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or comparable organizational document) of such Person as in effect on the Fourth Amendment Effective Date and, if earlier, at all times since the date of the resolutions described in clause (B) below (or, where applicable, a certificate of the Secretary or Assistant Secretary of such Person certifying (1) that the applicable by-laws or comparable organizational document delivered on the Closing Date, First Amendment Effective Date, the Second Amendment Restatement Date or the Third Amendment Effective Date, as applicable, were true and correct as of the Closing Date, First Amendment Effective Date, the Second Amendment Restatement Date or the Third Amendment Effective Date, as applicable, and (2) as of the Fourth Amendment Effective Date, there have been no amendments or modifications to such documents since the Closing Date, First Amendment Effective Date, the Second Amendment Restatement Date or the Third Amendment Effective Date, as applicable, and that such documents remain in full force and effect), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or comparable governing body) of such Person authorizing the execution, delivery and performance of this Agreement and the other documents delivered in connection herewith to which such Person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or comparable organizational document) of such Person have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (c) below and (D) as to the incumbency and specimen signature of each Responsible Officer executing any document delivered in connection herewith on behalf of such Person.
(c)    The Administrative Agent shall have received (x) certified copies of the certificate or articles of incorporation (or comparable organizational document), including all amendments thereto, of each of the Borrower and Holdings, in each case, as in effect on the Fourth Amendment Effective Date, certified as of a recent date by the Secretary of State (or comparable entity) of the jurisdiction of its organization, and (y) a certificate as to the good standing of each of the Borrower and Holdings, in each case, as of a recent date, from the Secretary of State (or comparable entity) of the jurisdiction of its organization.
(d)    The Administrative Agent shall have received a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrower and Holdings, dated as of the Fourth Amendment Effective Date, addressed to the Administrative Agent, each Collateral Agent and each Lender in form and substance reasonably satisfactory to the Administrative Agent and covering the Borrower and Holdings, and each of the Borrower and Holdings hereby requests such counsel to deliver such opinions.
(e)    The representations and warranties made or deemed to be made in this Agreement shall be true and correct in all material respects.
(f)    The Administrative Agent shall have received a certificate from each of the Borrower and Holdings, in each case, dated the Fourth Amendment Effective Date and signed by a Responsible Officer of the Borrower or Holdings, as applicable, certifying to the matters set forth in clause (e) of this Section 3.
(g)    The Borrower shall have paid all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date pursuant to this Agreement or as separately agreed by the Borrower and any of the Arrangers or Lenders and all invoiced expenses of the Administrative Agent and the Arrangers relating hereto (including those of counsel to the Administrative Agent and the Arrangers).
(h)    The Borrower shall have paid to the Administrative Agent in immediately available funds an aggregate amount equal to the aggregate payments required to be made by the Borrower to the assignors pursuant to Section 2(a)(ii) and Section 2(b)(ii) hereof. The New A5 Term Loan Lenders shall have paid to the Administrative Agent in immediately available funds an aggregate amount equal to the aggregate payments required to be made by such parties to the Departing A5 Term Loan Lenders and Decreasing A5 Term Loan Lenders, as applicable, pursuant to Section 2(a)(ii) hereof.
(i)    The Administrative Agent shall have received a notice of continuation, substantially in the form attached as Exhibit A to this Agreement, from the Borrower with respect to the Existing A5 Term Loans and Existing B Term Loans.
(j)    The Administrative Agent shall have received evidence that the Concurrent Leidos Amendment has become effective or will become effective substantially simultaneously with the effectiveness of this Agreement, on terms reasonably satisfactory to the Administrative Agent.
(k)    The Administrative Agent shall have received the Reaffirmation Agreement attached as Exhibit B to this Agreement, executed by each Loan Party other than Holdings and the Borrower.
(l)    The Administrative Agent shall have received a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230 (the “Beneficial Ownership Certification”) in relation to the Borrower.
The Administrative Agent shall notify the Borrower, each Existing A5 Term Loan Lender, each New A5 Term Loan Lender, each Existing B Term Loan Lender and the New B Term Loan Lender of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding absent manifest error.
For purposes of determining compliance with the conditions specified above, each Lender party to this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Person unless the Administrative Agent shall have received written notice from such Person prior to the Fourth Amendment Effective Date specifying its objection thereto.
SECTION 4.    Representations and Warranties. Each of Holdings and the Borrower hereby represents and warrants to the Administrative Agent and each Lender on the Fourth Amendment Effective Date that:
(a)    This Agreement has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against each of Holdings and the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (i) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Fourth Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be so true and correct, or true and correct in all material respects, as applicable, on and as of such earlier date, and except that (x) the representations and warranties contained in Section 4.06(a) of the Existing Credit Agreement will be deemed to refer to the most recent financial statements that have been delivered pursuant to Section 5.08(b) of the Existing Credit Agreement and (y) for the representations and warranties contained in Section 4.11(b) of the Existing Credit Agreement, the reference to “immediately after the consummation of the Transactions” will be deemed replaced with the text “immediately after giving effect to the transactions to occur on the Fourth Amendment Effective Date”.
(c)    No Default or Event of Default has occurred and is continuing or would result from the transactions provided for in this Agreement.
(d)    As of the Fourth Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
SECTION 5.    Effects on Loan Documents; No Novation. o Except as expressly set forth herein, this Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document, all of which shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(a)    Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. Nothing herein shall be deemed to entitle the Borrower or any other Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.
(b)    On and after the Fourth Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement. The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document for all purposes of the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents.
(c)    Neither this Agreement nor the effectiveness of the Amended Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Security and Guarantee Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or the Security and Guarantee Documents or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement, the Amended Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Loan Party under any Loan Document from any of its obligations and liabilities thereunder.
SECTION 6.    Acknowledgement. Each party hereto hereby acknowledges and agrees that this Agreement constitutes a written instrument of assignment and delegation as required by Section 2.18(b) of the Amended Credit Agreement.
SECTION 7.    Waiver. The Agent hereby waives the processing and recordation fee provided for in Section 9.07(b)(iv) of the Existing Credit Agreement in connection with any assignment of (i) A5 Term Loans by Departing A5 Term Loan Lenders or Decreasing A5 Term Loan Lenders or (ii) B Term Loans by Departing B Term Loan Lenders, in each case as contemplated by Section 2 hereof.
SECTION 8.    Further Assurances. Each of the Borrower and Holdings agrees to take any further action that is reasonably requested by the Administrative Agent to effect the purposes of this Agreement and the transactions contemplated hereby.
SECTION 9.    APPLICABLE LAW, JURISDICTION, WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTIONS 9.09, 9.12 AND 9.16 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.
SECTION 10.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or email shall be effective as delivery of an originally executed counterpart of this Agreement.
SECTION 11.    Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in the manner, and become effective, as set forth in Section 9.02 of the Amended Credit Agreement.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

LEIDOS INNOVATIONS CORPORATION
By:	/s/ Marc H. Crown
Name: Marc H. Crown
Title: Senior Vice President and Treasurer

LEIDOS HOLDINGS, INC.
By:	/s/ Marc H. Crown
Name: Marc H. Crown
Title: Senior Vice President and Treasurer

CITIBANK, N.A., as the Administrative Agent, the Secured Parties Collateral Agent, the Non-Notes Secured Parties Collateral Agent, the New B Term Loan Lender and a Lender
By:	/s/ Justin Tichauer
Name: Justin Tichauer
Title: Managing Director

[FORM OF] SIGNATURE PAGE TO
THE FOURTH AMENDMENT OF THE
LEIDOS INNOVATIONS CORPORATION CREDIT AGREEMENT
(CONTINUING B TERM LOAN LENDER)

The undersigned, by executing this signature page as a Continuing B Term Loan Lender, agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender:___________________________ For any Lender requiring a second signature line: Name of Lender:___________________________

[FORM OF] SIGNATURE PAGE TO
THE FOURTH AMENDMENT OF THE
LEIDOS INNOVATIONS CORPORATION CREDIT AGREEMENT
(CONTINUING A5 TERM LOAN LENDER/NEW A5 TERM LOAN LENDER)

EXISTING LENDERS

If the undersigned is an Existing A5 Term Loan Lender, the undersigned executes this signature page as a Continuing A5 Term Loan Lender (including, if applicable, as a Decreasing A5 Term Loan Lender), agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

The undersigned Existing A5 Term Loan Lender, by checking the box below, hereby also executes this signature page as a New A5 Term Loan Lender:
□ (check box if allocation of Existing A5 Term Loans is increasing in connection with this Agreement)

NEW LENDERS

If the undersigned is not an Existing A5 Term Loan Lender, the undersigned executes this signature page as a New A5 Term Loan Lender, agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender:___________________________ For any Lender requiring a second signature line: Name of Lender:___________________________